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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                              (THE "CORPORATION")


                              ARTICLE I - OFFICES

          SECTION 1.   REGISTERED OFFICE.  The registered office of the
                       -----------------
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2.   OTHER OFFICES.  The Corporation may also have an office
                       -------------
at The Carriage House, P. O. Box 37, New London, New Hampshire 03257-0037 or at such other places both within and without the State of Delaware as the board of directors may from time to time determine.


                           ARTICLE II - SHAREHOLDERS

          SECTION 1.   PLACE OF MEETINGS.  All annual and special meetings of
                       -----------------
shareholders shall be held at 9 Main Street, Newport, New Hampshire or at such other place, either within or without the State of Delaware, as the board of directors may determine.

          SECTION 2.   ANNUAL MEETING.   A meeting of the shareholders of the
                       --------------
Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually within 150 days after the end of the Corporation's fiscal year on the date and at the hour determined by the board of directors.

          SECTION 3.   SPECIAL MEETINGS.   Special meetings of the shareholders
                       ----------------
for any purpose or purposes may be called at any time only by the chairman of the board or the president of the Corporation, or a majority of the board of directors of the Corporation.

          SECTION 4.   CONDUCT OF MEETINGS.   Annual and special meetings shall
                       -------------------
be conducted in accordance with the rules specified by the officer presiding at the meeting unless otherwise prescribed by law.
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          SECTION 5.   NOTICE OF MEETING.   Written notice stating the place,
                       -----------------
day, and hour of the meeting and the purposes for which the meeting is called shall be delivered not less than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board or president, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Provided no new record date for the meeting is set, it shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

          SECTION 6.   FIXING OF RECORD DATE.   For the purposes of determining
                       ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days nor less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

          SECTION 7.   VOTING LISTS.   At least 10 days before each meeting of
                       ------------
the shareholders, the officer or agent having charge of 5the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file either at a place within the city where the meeting is to be held, which place shall be

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specified in the notice of meeting, or at the place where the meeting is to be held and shall be subject to inspection by any shareholder at any time during usual business hours for a period of at least 10 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

          SECTION 8.   QUORUM.   One third of the outstanding shares of the
                       ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than one third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Subject to Section 5 of this Article II of these bylaws, at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

          SECTION 9.  VOTING.  Except as otherwise required by law, the
                      ------
certificate of incorporation or these bylaws, any matter brought before any meeting of shareholders shall be decided by the affirmative vote of the majority of the votes cast on the matter. Each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder. The board of directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          SECTION 10.  PROXIES.  At all meetings of shareholders, a shareholder
                       -------
may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Proxies solicited on behalf of the board of directors shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than three years from its date, unless the

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proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

          SECTION 11.  VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.  If
                       ---------------------------------------------------
shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by the majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this subsection shall be a majority or even-split in interest.

          SECTION 12.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in
                       -----------------------------------
the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver

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may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

          SECTION 13.  INSPECTORS OF ELECTION.  In advance of any meeting of
                       ----------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board.

          Unless otherwise prescribed by law, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such

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acts as may be proper to conduct the election or vote with fairness to all shareholders.

          SECTION 14.  NOMINATING COMMITTEE.  Only persons who are nominated in
                       --------------------
accordance with the procedures set forth in this Section 14 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the meeting; provided, however, that in the event
                                        --------  -------
that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that

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information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall declare to the meeting that the defective nomination shall be disregarded.

          SECTION 15.  BUSINESS AT ANNUAL MEETING.  At an annual meeting of the
                       --------------------------
shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder.

          For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in

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accordance with the procedures set forth in this Section 15.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 15, and that such business shall not be transacted.


                        ARTICLE III - BOARD OF DIRECTORS

          SECTION 1.  GENERAL POWERS.  The business and affairs of the
                      --------------
Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman from among its members who shall preside at all meetings. In the absence of the chairman, the board of directors may designate one of its members to preside at such meeting.

          SECTION 2.  NUMBER AND TERM.  The board of directors shall consist of
                      ---------------
10 members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified or until earlier resignation or removal. One class shall be elected by ballot annually. The size of the board of directors may be increased or decreased only by a two-thirds vote of the board of directors or by a vote of two-thirds of the shares eligible to be voted at a duly constituted meeting of stockholders called for such purpose.

          SECTION 3.  QUALIFICATIONS.  After the Corporation becomes publicly-
                      --------------
owned, each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation.

          SECTION 4.  REGULAR MEETINGS.  A regular meeting of the board of
                      ----------------
directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 5.  SPECIAL MEETINGS.  Special meetings of the board of
                      ----------------
directors may be called by or at the request of the

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chairman of the board, the president, or one-third of the directors.

          SECTION 6.  TELEPHONIC PARTICIPATION.  Members of the board of
                      ------------------------
directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and shall constitute attendance for the purpose of compensation pursuant to Section 13 of this Article III.

          SECTION 7.  NOTICE.  Written notice of any special meeting shall be
                      ------
given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 8.  QUORUM.  Two-thirds of the number of directors fixed by
                      ------
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than two-thirds of the directors are present at a meeting, two thirds of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.

          SECTION 9.  MANNER OF ACTING.  The act of the majority of the
                      ----------------
directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by law or by the certificate of incorporation or these bylaws.

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          SECTION 10.  ACTION WITHOUT A MEETING.  Any action required or
                       ------------------------
permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 11.  RESIGNATION.  Any director may resign at any time by
                       -----------
sending a written notice of such resignation to the Corporation addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such a resignation is accepted by the board of directors.

          SECTION 12.  VACANCIES.  Vacancies and newly created directorships
                       ---------
resulting from any increase in the authorized number of directors may be filled, for the unexpired term, by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

          SECTION 13.  COMPENSATION.  Directors, as such, may receive a stated
                       ------------
salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

          SECTION 14.  PRESUMPTION OF ASSENT.  A director of the Corporation who
                       ---------------------
is present at a meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered into the minutes of the meeting or unless he shall file his written dissent to such action with the person

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acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 15.  REMOVAL OF DIRECTORS.  No director shall be removed
                       --------------------
except for cause and then only by an affirmative vote of a majority of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director whose removal will be considered at such meeting.

          SECTION 16.  AGE LIMITATION.  No person 75 years of age shall be
                       --------------
eligible for election, reelection, appointment, or reappointment to the board of directors of the Corporation. No director shall serve as such beyond the annual meeting of shareholders of the Corporation immediately following the date on which the director attained 75 years of age.


                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

          SECTION 1.  APPOINTMENT.  The board of directors, by resolution
                      -----------
adopted by a majority of the full board, may designate the chief executive officer and four of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

          SECTION 2.  AUTHORITY.  The executive committee, when the board of
                      ---------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the certificate of incorporation or bylaws of the Corporation, or recommending to the shareholders a

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plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

          SECTION 3.  TENURE.  Subject to the provisions of Section 8 of this
                      ------
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

          SECTION 4.  MEETINGS.  Regular meetings of the executive committee may
                      --------
be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

          SECTION 5.  QUORUM.  A majority of the members of the executive
                      ------
committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          SECTION 6.  ACTION WITHOUT A MEETING.  Any action required or
                      ------------------------
permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

          SECTION 7.  VACANCIES.  Any vacancy in the executive committee may be
                      ---------
filled by a resolution adopted by a majority of the full board of directors.

                                       12
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          SECTION 8.  RESIGNATIONS AND REMOVAL.  Any member of the executive
                      ------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the chairman of the board or the secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 9.  PROCEDURE.  The executive committee shall elect a
                      ---------
presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

          SECTION 10.  OTHER COMMITTEES.  The board of directors may by
                       ----------------
resolution establish an audit committee, a loan committee, and such other committees composed of directors that are deemed necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.


                              ARTICLE V - OFFICERS

          SECTION 1.  POSITIONS.  The officers of the Corporation shall be a
                      ---------
president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors,

                                       13
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the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2.   ELECTION AND TERM OF OFFICE.   The officers of the
                       ---------------------------
Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of the officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law; but no such contact shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

          SECTION 3.   REMOVAL.   Any officer may be removed by the board of
                       -------
directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 4.   VACANCIES.   A vacancy in any office because of death,
                       ---------
resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

          SECTION 5.   REMUNERATION.   The remuneration of the officers shall be
                       ------------
fixed from time to time by the board of directors.

          SECTION 6.   AGE LIMITATION.   No person 70 years of age shall be
                       --------------
eligible for reelection, appointment, or reappointment as an officer of the Corporation.

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

            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1.   CERTIFICATES FOR SHARES.   Certificates representing
                       -----------------------
shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors pursuant to applicable law. Such certificates, which shall represent the number of shares registered in certificate form, shall be signed by the president of the Corporation, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who had signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be used by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

          SECTION 2.   TRANSFER OF SHARES.   Transfer of shares of capital stock
                       ------------------
of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

                    ARTICLE VII - FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Corporation shall end on December 31 of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.


                            ARTICLE VIII - DIVIDENDS

          Subject to the terms of the Corporation's certificate of incorporation and the laws of the State of Delaware, the board of directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.


                          ARTICLE IX - INDEMNIFICATION

          SECTION 1.   POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER
                       ---------------------------------------------------------
THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this
- ------------------------------------------------
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigate (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                 ---- ----------
equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2.   POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR
                       ---------------------------------------------------------
IN THE RIGHT OF THE CORPORATION.   Subject to Section 3 of this Article IX, the
- -------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, and against amounts paid in settlement by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding, and any appeal therein, and against amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification
                                   --------  -------
shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 3 of this Article IX) that despite the adjudication of liability or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

          SECTION 3.   AUTHORIZATION OF INDEMNIFICATION.   Any indemnification
                       --------------------------------
under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because such director, officer, trustee, employee or agent has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX and, if applicable, is fairly and reasonably entitled to indemnity as set forth in the proviso in Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, and any appeal therein, (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, and any appeal therein, described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding, and any appeal therein, voluntarily initiated by such person unless the action, suit or proceeding, and any appeal therein, was authorized by a majority of the entire board of directors.

          SECTION 4.   GOOD FAITH DEFINED.   For purposes of any determination
                       ------------------
under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Corporation or another enterprise, (ii) information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or another enterprise, or

(iv) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any association, partnership, joint venture, trust or enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be.

          SECTION 5.   INDEMNIFICATION BY A COURT.  Notwithstanding any contrary
                       --------------------------
determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director, officer, trustee, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he has met the applicable standards of the conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding, and any appeal therein, voluntarily initiated by such person unless the action, suit or proceeding, and any appeal therein, was authorized by a majority of the entire board of directors.

          SECTION 6.   EXPENSES PAYABLE IN ADVANCE.   Expenses incurred in
                       ---------------------------
connection with a threatened or pending action, suit or proceeding, and any appeal therein, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, and any appeal therein, as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount unless it shall be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

          SECTION 7.   CONTRACT, NON-EXCLUSIVITY AND SURVIVAL OF
                       -----------------------------------------
INDEMNIFICATION.  The indemnification provided by this Article IX shall be
- ---------------
deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article IX is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing or any action, suit or proceeding, and any appeal therein, theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section 3 of this Article IX concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this
Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification provided by this Article IX shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          SECTION 8.   INSURANCE.   The Corporation may purchase and maintain
                       ---------
insurance on behalf of any person who is or was a director, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

          SECTION 9.   MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE IX.
                       ---------------------------------------------------
For purposes of this Article IX, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


                           ARTICLE X - CORPORATE SEAL

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise attached.

                            ARTICLE XI - AMENDMENTS

          The board of directors or the shareholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of the shareholders called for such purpose.

Revision Date:  January 11, 1996

                                   *   *   *